Arthur Andersen LLP
                                                                    Exhibit 23.3
                   Consent of Independent Public Accountants
                   -----------------------------------------

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                            /s/ ARTHUR ANDERSEN LLP
Orlando, Florida
December 20, 1999